UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 23, 2013 (December 17, 2013)

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On September 5, 2013, Tenneco Inc. announced its intent to close its ride performance plant in Gijon, Spain and to reduce the workforce at its ride performance plant in Sint Truiden, Belgium, subject in each case to consultation with applicable employee representatives. Tenneco has concluded the consultation period with employee representatives at Gijon without having reached agreement and on December 17 notified the Gijon workers council that the company is proceeding with the plant closure. Negotiations with employee representatives at Sint Truiden are continuing.

Employee terminations at Gijon will be completed by the end of 2013. Tenneco’s estimate of total charges related to the actions at the Gijon and Sint Truiden plants remains unchanged from its prior announcement. The charges comprise $57 million of cash expenditures (which consist of severance and related payments to employees, the cost of relocating tooling, equipment and production to other facilities and other costs related to these actions) and $6 million of non-cash asset impairments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: December 23, 2013	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel
and Corporate Secretary